UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 26, 2024

EMBECTA CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-41186	87-1583942
(Commission File Number)	(IRS Employer Identification No.)

300 Kimball Drive, Suite 300, Parsippany, New Jersey	07054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (862) 401-0000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EMBC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2024, Embecta Corp. (the “Company”) appointed Anthony Roth as Vice President, Chief Accounting Officer and Corporate Controller of the Company and principal accounting officer of the Company, effective as of December 2, 2024.

Prior to joining the Company, Mr. Roth, 51, served as Senior Vice President, Chief Accounting Officer for Ascential plc’s Digital Commerce business during 2023 and as Chief Accounting Officer and Corporate Controller for Summit Health, from 2020 to 2023. Prior to his time with Summit Health, he served as Senior Vice President, Finance and Corporate Controller with Phibro Animal Health Corporation. Mr. Roth, a certified public accountant, has also held various accounting and financial reporting positions across several companies, including Squarespace, Inc., ConvaTec Inc. and Travelport Limited.

In connection with Mr. Roth’s appointment, the Company entered into an offer letter (the “Offer Letter”) pursuant to which Mr. Roth will receive: (i) an annual base salary of $400,000, (ii) eligibility to participate in the Company’s annual incentive plan, with a target bonus opportunity of 40% of his base salary, (iii) eligibility to participate in the long-term incentive (“LTI”) program of the Company, with an annual target grant award of $325,000, (iv) a one-time grant of time-based restricted stock units under the LTI program with an aggregate grant date value of $325,000, vesting in equal installments over three years and (v) eligibility to participate in the Company’s employee benefit plans or programs.

The terms of Mr. Roth’s severance and change in control arrangements are consistent with those of Tier III executives under the Company’s Executive Severance and Change in Control Plan (the “Severance and CIC Plan”). The Severance and CIC Plan is Exhibit 10.6 to the Company’s Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 29, 2023. A description of the Severance and CIC Plan can be found in the Definitive Proxy Statement on Schedule 14A filed by the Company with the Commission on December 19, 2023 under the caption “Executive Severance and Change in Control Plan,” which is incorporated into this Item 5.02 by reference.

There are no arrangements or understandings between Mr. Roth and any other person pursuant to which Mr. Roth was appointed, other than as set forth herein. There are no family relationships between Mr. Roth and any of the Company’s executive officers or directors. Mr. Roth is neither party to nor has an interest in any transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. Roth, Jake Elguicze stepped down as the Company’s principal accounting officer, effective December 2, 2024. Mr. Elguicze will continue to serve as the Company’s Chief Financial Officer and principal financial officer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBECTA CORP.

	By:	/s/ Jeff Mann
Jeff Mann Senior Vice President, General Counsel, Head of Business Development and Corporate Secretary

Dated: December 2, 2024